Exhibit 99.2

Risks Related to Our Business and Operations

Failure of critical systems related to our offerings and/or infrastructure could have a material adverse effect on our business, financial condition, and results of operations.

The critical systems related to our offerings and infrastructure are subject to failure. Failure of any of our or our colocation hosts’ critical systems, including a breakdown in critical plant, equipment or services, routers, switches or other equipment, power supplies, or network connectivity, whether or not within our control, could result in service interruptions to us and/or damage to equipment, which could significantly disrupt business operations, harm our reputation, and reduce our revenue. The destruction or severe impairment of any of the facilities where our equipment is hosted could result in significant downtime.

Our or our colocation hosts’ infrastructure and offerings are subject to temporary or permanent interruption by factors that include but are not limited to:

●	power loss or plant downtimes;

●	equipment failure;

●	human error and accidents;

●	theft, sabotage, and vandalism;

●	failure by us or our suppliers to provide adequate service or maintain equipment;

●	network connectivity downtime and fiber cuts;

●	service interruptions resulting from server relocation;

●	security breaches of infrastructure;

●	improper or inadequate building maintenance;

●	physical, electronic, and cybersecurity breaches;

●	animal incursions;

●	fire, earthquake, hurricane, tornado, flood, and other natural disasters;

●	extreme temperatures;

●	water damage;

●	public health emergencies; and

●	terrorism.

The occurrence of any of these events may have a material adverse effect on our business, financial condition, and results of operations. Moreover, service interruptions and equipment failures may expose us to potential legal liability

Our operations are concentrated across a limited number of third-party colocation facilities, and an outage, service degradation, or operational disruption at any one facility could materially reduce our hashrate and revenue. Because our mining equipment is deployed in third-party environments, our ability to prevent, detect, and remediate certain events may be constrained by the policies, procedures, staffing, maintenance practices, security posture, and incident-response timelines of our colocation hosts and their upstream providers. In addition, relocating or redeploying mining equipment at scale can be time-consuming and costly due to logistical constraints, limited near-term capacity in comparable facilities, permitting or interconnection lead times applicable to hosts, shipping delays, and the need to reconfigure infrastructure, all of which could extend downtime and increase costs. Any prolonged interruption, reduced availability, or inability to promptly transition to an alternative hosting solution could have a material adverse effect on our business, financial condition, and results of operations.

Our business may be heavily impacted by geopolitical, social, economic, and other events and circumstances in the United States, or elsewhere.

Our business may be heavily impacted by geopolitical, social, economic, and other events and circumstances in the United States, and elsewhere. These include natural disasters, pandemics (like the COVID-19 pandemic), geopolitical tensions sanctions or other restrictive actions, interest rate fluctuations, inflationary issues and associated changes in monetary policy or potential economic recession, commodity prices, legislative and regulatory changes, foreign currency fluctuations, international tariffs, fluctuations in capital markets, and broad trends in industry and finance. For example, equipment necessary for our operations and our offerings is manufactured in large part outside of the United States. There is currently significant uncertainty about the future relationship between the United States and other countries, including Canada, Mexico, China, the European Union, and others, with respect to trade policies, treaties, tariffs, and taxes. These events and circumstances are largely outside of our influence and control and, while the impact of such events or circumstances is not presently known, any of them could adversely affect our business, financial condition, and results of operations. See “Risks Related to Certain Regulations and Laws, Including Tax Laws—Our operations are subject to various regulatory, governmental, and technological uncertainties.”

We may not be able to compete effectively against our current and future competitors.

The industries in which we operate are highly competitive and continuously evolving. We expect competition to further intensify as existing and new competitors introduce new offerings or enhance existing offerings and as the industries that we operate in continue to grow. As we continue to expand in our existing markets and enter new markets, we compete against an increasing number of companies operating both within North America and abroad, that may be more established or have greater financial and other resources and/or expertise.

Driven by the proliferation of energy-intensive applications such as cryptocurrency mining and HPC, demand for energy capacity continues to outpace supply. For example, HPC workloads require high-density infrastructure with capacity demands multiples greater than legacy data centers can provide, while cryptocurrency mining remains a competitive market that requires operational efficiency and low-cost energy at scale. At the same time, supply chain disruptions and regulatory constraints have extended lead times for critical infrastructure, including GPUs, ASICs, generators, and transformers. Grid interconnection bottlenecks have further constrained access to power and digital infrastructure development. In this evolving landscape, we compete directly with cloud services providers, digital infrastructure developers, and large-scale cryptocurrency miners. The nature of competition varies across the layers of our platform:

●	Power: We compete primarily for access to powered land. And pre-powered colocation offerings

●	Compute: We compete primarily for, specialized hardware, and Scrypt rewards.

We are subject to risks associated with our need for significant electrical power.

Our operations require significant amounts of electrical power and our business, financial condition, and results of operations may be impacted by the unavailability of power and price fluctuations in the power market. Market prices for power, capacity, and other ancillary services applicable to our colocation hosts are unpredictable and tend to fluctuate substantially. Unlike most other commodities, electric power can only be stored on a very limited basis and generally must be produced concurrently with its use. As a result, power prices are subject to significant volatility due to supply and demand imbalances, especially in the day-ahead and spot markets. Power availability and prices may also be materially impacted by other factors outside of our control, including:

●	changes in generation capacity in our markets, including changes in the supply of power as a result of the development of new plants, expansion or reduction of existing plants, the continued operation of uneconomic power plants due to state subsidies, or additional or reduced transmission capacity;

●	environmental regulations and legislation;

●	electric supply disruptions, including plant outages and transmission disruptions;

●	changes in power transmission infrastructure;

●	fuel price volatility;

●	fuel transportation capacity constraints or inefficiencies;

●	development of new fuels, new technologies, and new forms of competition for the production of power;

●	changes in law, including judicial decisions;

●	weather conditions, including extreme weather conditions and seasonal fluctuations, including the effects of climate change;

●	changes in commodity prices and the supply of commodities, including natural gas, coal, and oil;

●	changes in the demand for power or in patterns of power usage;

●	economic and political conditions;

●	supply and demand for energy commodities;

●	supply chain disruption of electrical components needed to transmit energy;

●	availability of competitively priced alternative energy sources;

●	ability to procure satisfactory levels of inventory; and

●	changes in capacity prices and capacity markets.

Such factors and the associated fluctuations in power availability and prices could affect wholesale power generation profitability and cost of power for our operations. We currently draw power from various power sources, which include the Midcontinent Independent System Operator, Inc. (“MISO”) grid, the Electric Reliability Council of Texas (“ERCOT”) grid, and Georgia Power. Power grids, including those we rely on , subject us to a variety of risks, including the breakdown or failure of equipment, accidents, security breaches, viruses or outages affecting information technology systems, labor disputes, obsolescence, delivery/transportation problems, disruptions of fuel supply, and performance below expected levels. These events may impact our ability to conduct our businesses efficiently and lead to increased costs, expenses, or losses.

Furthermore, there can be no assurance that power suppliers will service our colocation partner facilities or that, once they have entered into a power purchase agreement, such suppliers will continue to provide them with power for any period of time. These agreements may be terminated, or our colocation hosts may lose access to power under certain circumstances, and replacement power may not be available on commercially reasonable terms, or at all, particularly in light of limited power availability and grid constraints in many markets. The inability of our colocation hosts to secure or maintain adequate power arrangements could have a material adverse effect on our business, financial condition, and results of operations.

Moreover, there may be significant competition for suitable locations with access to affordable power as we look to expand our operations.

We may be exposed to cybersecurity threats and breaches.

Threats to network and data security are increasingly diverse and sophisticated and security breaches, computer malware and computer hacking attacks have been an increasing concern. Despite our efforts and processes in place to prevent them, our computer servers and systems may be vulnerable to cybersecurity risks, including denial-of-service attacks, physical or electronic break-ins, employee theft or misuse and similar disruptions from unauthorized tampering. As techniques used to breach security change frequently and are generally not recognized until launched against a target, we may not be able to promptly detect that a cyber breach has occurred, implement security measures in a timely manner or, if and when implemented, we may not be able to determine the extent to which these measures could be circumvented. Recent developments in the cyber threat landscape include use of artificial intelligence (“AI”) and machine learning, as well as an increased number of cyber extortion and ransomware attacks, with the potential for higher ransom demand amounts and increasing sophistication and variety of ransomware techniques and methodology. Further, any adoption of AI by us or by third parties may pose new security challenges. A party who is able to compromise the security measures on our networks or the security of our infrastructure could misappropriate the proprietary or sensitive information of us. We also may be required to expend significant capital and resources to protect against such threats or to alleviate problems caused by cyber breaches in our physical or virtual security systems. Any breaches that may occur in the future could expose us to increased risk of lawsuits, regulatory penalties, damage relating to loss of proprietary information, harm to our reputation, and increases in our security costs, which could have a material adverse effect on our business, financial condition, and results of operations.

Furthermore, we hold our cryptocurrency through a third-party qualified custodian rather than directly in self-custody. As a result, we are exposed to risks associated with the operations, security controls, systems, and financial condition of such custodian. A cybersecurity incident, operational failure, insolvency event, or other disruption affecting our custodian could result in delayed access to, partial loss of, or permanent loss of some or all of our cryptocurrency, which could have a material adverse effect on our business, financial condition, and results of operations. While the custodian maintains cold-storage and other security protocols designed to safeguard digital assets, no custodial system is immune to cyberattacks, internal failures, human error, or evolving threat vectors.

In addition, we rely on our custodian to comply with applicable regulatory, reporting, and safeguarding requirements. The regulatory landscape governing digital asset custodians and cybersecurity continues to evolve, and changes in applicable laws, regulations, or supervisory expectations could increase compliance costs, restrict our ability to access or transfer our cryptocurrency, or otherwise adversely affect custodial arrangements. Although the custodian maintains insurance coverage for certain cyber and operational risks, such coverage may be subject to limitations, exclusions, or coverage caps and may be insufficient to fully compensate us for potential losses. Any failure or perceived failure of our custodian to safeguard our cryptocurrency could also harm our reputation and investor confidence.

We are subject to many hazards and operational risks that can disrupt our business, some of which may not be insured or fully covered by insurance.

Our operations are subject to many hazards and operational risks inherent to our business, including:

●	general business risks;

●	the presence of construction or repair defects or other structural or building damage;

●	operating large and often hazardous pieces of equipment;

●	any noncompliance with or liabilities under applicable environmental, health, or safety regulations, or requirements or building permit requirements;

●	any damage resulting from natural or manmade disasters; and

●	claims by employees, contractors, or the general public as a result of exposure to potentially dangerous environments at or near our operations.

The measures we take to protect against these risks may not be sufficient. The realization of any hazard or operational risk may result in business interruption, liability, or litigation. We maintain an amount of insurance protection that we consider adequate, but we cannot provide any assurance that our insurance will be sufficient or effective under all circumstances and against all hazards or liabilities to which we may be subject and, even if we do have insurance coverage for a particular circumstance, we may be subject to a large deductible and maximum cap. We carry liability, property, and other insurance policies to cover certain insurable risks to our company. We select the types of insurance, the limits, and the deductibles based on our specific risk profile, the cost of the insurance coverage versus its perceived benefit, and general industry standards. Our insurance policies contain certain industry standard exclusions for events such as war and nuclear reaction. A successful claim for which we are not fully insured could materially harm our business, financial condition, and results of operations. Further, due to rising insurance costs and changes in the insurance markets, we cannot provide any assurance that our insurance coverage will continue to be available at all or at rates or on terms similar to those presently available. Any losses not covered by insurance could have a material adverse effect on our business, financial condition, and results of operations.

Most of our infrastructure is located on leased or collocated premises and the termination or higher renewal rate of our leases or colocation contracts could have a material adverse effect on our business, financial condition, and results of operations.

Because our mining equipment is hosted in third-party colocation facilities, we are exposed to additional risks if a colocation host or a critical vendor to that host experiences financial distress, insolvency, operational failure, or a business interruption event. If a host becomes subject to bankruptcy or similar proceedings, disputes could arise regarding access to our equipment, the prioritization of site operations, the continuation of services, or the enforcement of contractual rights, which could result in delayed access to, restricted use of, or inability to retrieve our equipment for an extended period. Even absent a bankruptcy, a host’s deterioration in financial condition could lead to deferred maintenance, staffing reductions, weakened security controls, reduced redundancy, or increased pricing and more restrictive contract terms. Any inability of a host to continue providing services at the required performance levels, or any delay or limitation on our access to hosted equipment, could have a material adverse effect on our business, financial condition, and results of operations.

Most of our infrastructure is located in collocated premises and there can be no assurance that our colocation host will remain in compliance with the colocation contract, that the colocation provider will continue to support our operations, and that the colocation contract will not be terminated despite negotiation for long term colocation periods and renewal provisions. When the initial terms of our existing colocation contracts expire, in some instances, we have the right to extend the terms of our contract for one or more renewal periods. Upon the end of our initial term or, if applicable, the renewal periods, we would have to renegotiate our lease terms with the applicable landlords. If renewal rates are less favorable than those we currently have, we may be required to increase revenues to offset such increase in lease payments. Failure to increase revenues to sufficiently offset these projected higher costs could adversely impact our operating income. We may also not be able to renew such leases at all. The termination of a lease could have a material adverse effect on our business, financial condition, and results of operations.

We may face the risk of Internet-related disruptions.

Our mining operations are dependent on the availability and reliability of internet connectivity at third-party colocation facilities where our equipment is hosted. We do not own or operate these data centers and do not provide internet services; instead, we rely on our colocation providers and their third-party network service providers to maintain adequate and uninterrupted connectivity. There can be no assurance that such providers will continue to supply sufficient internet connectivity to the facilities where our equipment is located, or that connectivity, once established, will not be disrupted, degraded, or terminated. Any significant interruption, degradation, or loss of internet connectivity at one or more colocation facilities could require us to curtail or suspend mining operations at the affected sites, which could materially and adversely affect our business, financial condition, and results of operations.

Our success depends on key personnel whose continued service is not guaranteed.

We depend on the efforts of our key personnel, including our senior leadership, many of whom have strong technology, finance, real estate, and/or power expertise and industry reputations. They are important to our success for many reasons, including that they attract investors and business and investment opportunities and assist us in negotiations with investors, lenders, and industry personnel. If we lost their services, our business and investment opportunities and our relationships with lenders and other capital markets participants, and industry personnel could suffer. As the number of our competitors increases, it becomes more likely that a competitor would attempt to hire certain of these individuals away from us. The loss of any of these key personnel would result in the loss of these and other benefits and could materially and adversely affect our business, financial condition, and results of operations.

We also depend on the talents and efforts of highly skilled technical individuals. Our success depends on our continuing ability to identify, hire, develop, motivate, and retain highly skilled technical personnel for all areas of our business. Competition in our industry for qualified technical employees is intense, and the availability of qualified technical personnel is not guaranteed. We cannot assure you that we will be able to attract or retain the personnel we require. If we are unable to identify, hire, develop, motivate, and retain such personnel, it could have a material adverse effect on our business, financial condition, and results of operations.

We are an early-stage company with limited operating history.

We are an early-stage company currently and have a limited operating history. We have not maintained consistent profitability from period to period, and no assurances can be made that we will achieve consistent profitability in the near future, if ever. Accordingly, you should consider our business prospects in light of the costs, uncertainties, delays, and difficulties frequently encountered by companies in the early stages of development. Potential investors should carefully consider the risks and uncertainties that a company with a limited operating history will face. In particular, potential investors should consider that we may be unable to:

●	successfully implement or execute our business plan, or demonstrate that our business plan is sound;

●	adjust to changing conditions or keep pace with increased demand;

●	attract and retain an experienced management team; or

●	raise sufficient funds to effectuate our business plan.

We do not directly obtain or hold material facility-level permits or approvals for our mining operations, as our equipment is hosted at third-party colocation facilities. Our colocation providers are responsible for obtaining, maintaining, and complying with permits, licenses, and approvals required to own and operate their data center facilities, including those related to zoning, construction, power usage, and environmental or energy regulation.

Although we generally rely on our colocation providers to satisfy applicable permitting and licensing requirements, our operations may be adversely affected if a colocation provider fails to obtain, maintain, or comply with required permits or approvals, or if such permits or approvals are revoked, modified, delayed, or become subject to more restrictive conditions as a result of legal, regulatory, or policy changes. Any such failure or disruption could result in the suspension, curtailment, or termination of operations at one or more facilities where our equipment is hosted, which could materially and adversely affect our business, financial condition, and results of operations.

Risks Related to Our Growth

New offerings or lines of business may subject us to additional risks.

We are a development stage company with a small management team and are subject to the strains of ongoing development and growth, which will place significant demands on our management and operational and financial infrastructure. To remain competitive with peers, we may need to modify aspects of our business model or we may implement new offerings or lines of business, from time to time. In developing and marketing new offerings or lines of business or expanding our current offerings or lines of business, we may invest significant time and resources. Initial timetables for the introduction and development of new offerings or lines of business may not be achieved and profitability targets may not prove feasible. External factors, such as compliance with regulations, competition, and shifting market preferences, may also impact the successful implementation of a new offering or line of business. In addition, our personnel and technology systems may fail to adapt to the changes or we may fail to effectively integrate new offerings or lines of business into our existing operations and we may lack experience in managing new offerings or lines of business. In addition, we may be unable to proceed with the operations as planned or compete effectively due to different competitive landscapes. Even if we expand our businesses into new jurisdictions or areas, the expansion may not yield intended profitable results. Furthermore, any new offering or line of business could have a significant impact on the effectiveness of our internal control system. Failure to successfully manage these risks in the development and implementation of new offerings or lines of business could have a material adverse effect on our business, financial condition, and results of operations. Furthermore, we cannot provide any assurance that we will successfully identify all emerging trends and growth opportunities in the market. As a result, we may not capture those opportunities. Such circumstances could have a material adverse effect on our business, financial condition, and results of operations.

We may not adequately respond to price fluctuations and rapidly changing technology.

Competitive conditions within the industries in which we operate require that we use sophisticated technology in the operation of our business. These industries are characterized by rapid technological changes, new product introductions, enhancements, and evolving industry standards. New technologies, techniques, or offerings could emerge that might offer better performance than the technologies we currently utilize, and we may have to manage transitions to these new technologies to remain competitive. We intend to continue to invest in hardware, equipment and technology at our facilities. We may not be successful, generally or relative to our competitors, in timely implementing new technology into our systems, or doing so in a cost-effective manner. During the course of implementing any such new technology into our operations, we may experience system interruptions and failures during such implementation. Furthermore, there can be no assurances that we will recognize, in a timely manner or at all, the benefits that we may expect as a result of our implementing new technology into our operations. As a result, our business, financial condition, and results of operations may suffer.

If we were to pursue ownership or development of data center facilities in the future, our construction of new data centers, data center expansions, or data center redevelopment could involve significant risks to our business.

In order to sustain our growth in certain of our existing and new markets, we may have to expand an existing data center, lease a new facility, or acquire suitable land, with or without structures, to build new data centers. Global supply chain and inflation issues have exacerbated many of these risks and created additional risks for our business. Some of the risks associated with the development, redevelopment and construction of data centers include:

●	construction delays;

●	power and power grid constraints;

●	lack of availability and delays for data center and/or power equipment, including items such as generators and switchgear;

●	unexpected budget changes;

●	increased prices for and delays in obtaining building supplies, raw materials, and data center equipment;

●	labor availability, labor disputes, and work stoppages with contractors, subcontractors, and other third parties;

●	unanticipated environmental issues and geological problems;

●	delays related to permitting and approvals to open from public agencies and utility companies;

●	unexpected lack of power access;

We may experience rising construction costs as a result of increasing costs of labor and raw materials, supply chain and logistic challenges, and high demand. Furthermore, delays, difficulty finding replacement products, continued high inflation, and additional or unexpected disruptions to our supply chain could significantly affect the cost of our existing or anticipated projects. Site selection is also a critical factor in our expansion plans. There may not be suitable properties available in our markets with the necessary combination of high-power capacity and fiber connectivity, or selection may be limited. We expect that we will continue to experience limited availability of power and grid constraints in many markets as well as shortages of associated equipment because of the current high demands and finite nature of these resources. These shortages could result in site selection challenges, construction delays or increased costs.

If we do not accurately predict our facility requirements, it could have a material adverse effect on our business, financial condition, and results of operations.

We may acquire other businesses and/or assets or form strategic alliances or joint ventures that could negatively affect our operating results, dilute shareholder ownership, increase debt, or cause us to incur significant expenses.

We have previously engaged in strategic transactions and, as part of our growth strategy, in the future, we may pursue additional acquisitions of businesses and/or assets and/or enter into strategic alliances or joint ventures. However, we cannot offer any assurance that any such acquisition or partnership will be successful. We may not be able to identify suitable partners or acquisition candidates and may not be able to complete such transactions on favorable terms, if at all. If we complete any acquisitions, we may not be able to integrate these acquisitions successfully into our existing business. In addition, in the event that we acquire any existing businesses, we may assume unknown or contingent liabilities.

Any such acquisitions also could result in the issuance of stock, incurrence of debt, contingent liabilities, write-offs of intangible assets or goodwill, restructuring and other related expenses, or litigation, any of which could have a negative impact on our business, financial condition, and results of operations. Integration of an acquired company may also disrupt ongoing operations and carry substantial compliance burdens and costs, which may limit our ability to realize the anticipated benefits of such acquisitions, and which may require management resources that would otherwise be focused on developing and expanding our existing business. We may experience losses related to potential investments in other companies, which could materially and adversely affect our business, financial condition, and results of operations. Furthermore, the benefits of any acquisition, strategic alliance, or joint venture may also take considerable time to develop, and we cannot be certain that any particular acquisition, strategic alliance, or joint venture will produce the intended benefits in a timely manner or to the extent anticipated or at all.

Joint ventures inherently involve a lesser degree of control over business strategy and operations, thereby potentially increasing the financial, legal, operational, regulatory, and/or compliance risks associated with them, and require the diversion of financial and management resources from existing operations or alternative opportunities. We may be dependent on partners, controlling shareholders, management, or other persons or entities who control the joint venture and who may have business interests, strategies, or goals that are inconsistent or competitive with ours. Furthermore, joint venture partners receive access to our intellectual property and other resources, which introduces the risk of theft and/or exploitation.

We operate in the United States and may further expand our operations internationally, which may expose us to risks associated with doing business internationally.

We currently operate in the United States and may further expand our operations internationally. As a result, we are and may become increasingly exposed to risks inherent in conducting business outside of the United States. These risks include the following:

●	adverse changes in foreign currency exchange rates;

●	increased difficulty in protecting our intellectual property rights and trade secrets, including litigation costs and the outcome of such litigation in jurisdictions outside the United States;

●	increased exposure to events that could impair our ability to operate internationally with third parties such as problems with such third parties’ operations, finances, insolvency, labor relations, manufacturing capabilities, costs, insurance, natural disasters, public health emergencies, or other catastrophic events;

●	unexpected legal or government action or changes in legal or regulatory requirements;

●	difficulties in managing, growing, and staffing international operations;

●	social, economic, or political instability;

●	potential negative consequences from changes to taxation or tariff policies;

●	challenges to the transfer pricing of cross-border intercompany transactions;

●	increased difficulty in ensuring compliance by employees, agents, and contractors with our policies as well as with the laws of multiple jurisdictions, including international environmental, health, and safety laws and increasingly complex regulations relating to the conduct of international commerce, including import/export laws and regulations, economic sanctions laws and regulations, and trade control; and

●	increased exposure to cybersecurity risks in foreign jurisdictions that may materially and adversely affect our business, financial condition and results of operations.

We may incur significant expenses as a result of our international operations, and we may not be successful in converting those expenditures into increased profitability. Our failure to successfully manage these risks could harm our international operations and have an adverse effect on our business, financial condition and results of operations.

Risks Related to Cryptocurrency Mining

If we fail to grow our hashrate, we may be unable to compete, and our business, financial condition, and results of operations could suffer.

Generally, a Scrypt miner’s chance of solving a block on the blockchain networks that utilize Scrypt Proof-of-work consensus algorithm (collectively, the “Scrypt Networks”) and earning an associated digital asset block reward and transaction fees is a function of the miner’s hashrate (i.e., the amount of computing power devoted to supporting the Scrypt Networks), relative to the aggregate hashrate of other miners participating in those networks.

As participation in Scrypt Networks increases, the aggregate network hashrate may increase as additional mining companies deploy computing resources to compete for available block rewards. The deployment of new or more efficient mining equipment by competitors could increase overall network difficulty and reduce the proportionate share of rewards earned by any individual miner that does not expand its hashrate at a comparable pace.

Accordingly, to remain competitive, we believe we will need to continue to acquire and deploy additional mining equipment both to replace miners lost to ordinary wear-and-tear or damage and to increase our hashrate in line with growth in the aggregate network hashrate across the Scrypt Networks. There can be no assurance that we will have sufficient capital, access to equipment, or operational capacity to acquire and deploy new miners at the scale or pace necessary to maintain or improve the profitability of our mining operations. See “—We may be unable to purchase miners at scale or face delays or difficulty in obtaining new miners at scale.”

Furthermore, predicting the growth in network hashrate is extremely difficult. Generally, we would expect hashrate increases to be correlated with increases in the market prices of digital assets supported by Scrypt-based blockchain networks, but that has not always been the case. To the extent that hashrate increases but the price of digital assets mined through Scrypt-based blockchain networks does not, there can be no assurance that we would be able to recover our investment in the hardware and processing power required to upgrade our mining operations, and the results of our cryptocurrency mining operations will suffer.

We may be unable to purchase miners at scale or face delays or difficulty in obtaining new miners at scale.

Our cryptocurrency mining operations utilizing the Scrypt proof-of-work consensus algorithm can only be profitable if the costs, inclusive of hardware and electricity costs, associated with mining digital assets are lower than the price of the digital assets mined at the time of sale. As the cost of obtaining new miners increases, the cost of producing digital assets also increases. For example, miners experience ordinary wear-and-tear from operation and may also face more significant malfunctions caused by factors which may be beyond our control. Additionally, as technology evolves, we may acquire newer models of miners to remain competitive in the market. The continual upgrade and refresh of mining machines requires substantial capital investment, and we may face challenges in doing so on a timely basis based on the price and availability of new miners and our access to adequate capital resources.

In the past, we have observed periods of shortage in new miners available for purchase and a delay in delivery schedules for new miner purchases. There is no assurance that miner manufacturers or any other equipment manufacturers will be able to keep pace with potential surges in demand for mining equipment. It is uncertain how manufacturers will respond to increased global demand and whether they fulfill purchase orders fully and in a timely manner. Supply chain issues or geopolitical matters, including the relationship of the United States with China and other countries may also impact equipment manufacturers’ ability to fully and timely fulfill purchase orders. In the event that miner manufacturers or other suppliers are not able to keep pace with, or fail to satisfy, demand, we may not be able to purchase miners or other equipment in sufficient quantities or on the delivery schedules required to meet our business needs. For example, if delivery of our recently purchased Scrypt miners is delayed or prevented, our business, financial condition, and results of operations may suffer. In the past, including for our recent purchase of Scrypt miners, miner manufacturers have required advance deposits for miner purchases. If this continues in the future, we may need to tie up significant amounts of capital for prolonged periods before we receive and are able to deploy purchased miners to generate revenue. Should any suppliers default on purchase agreements with us, we may need to pursue recourse under international jurisdictions, which could be costly and time-consuming. The outcome of any actions initiated in such international jurisdictions, and our ability to enforce judgments (if any) issued in our favor on such jurisdictions is inherently uncertain given differences in legal systems, biases against foreign litigants in certain jurisdictions, and other factors outside our control. Furthermore, there is no guarantee that we would succeed in recovering any of the deposits paid for such purchases, which could materially and adversely affect our business, financial condition, and results of operations.

Our reliance on third-party mining pool service providers, including ViaBTC & Nicehash, for our mining revenue payouts may have a negative impact on our business, financial condition, and results of operations.

We receive digital asset mining rewards from our mining activity through third-party mining pool operators, including ViaBTC & Nicehash. Mining pools allow miners to combine their processing power, increasing their chances of solving a block and getting paid by the network. We provide computing power to mining pools, which use this computing power to operate nodes and validate blocks on the blockchain. The pools then distribute our pro-rata share of digital assets mined to us based on the computing power we contribute.

Under our mining pool agreements with ViaBTC & Nicehash, our daily payout is calculated based on our hashrate contribution delivered to the pool in the applicable calculation period, after deducting the applicable pool fee, if any. Our pool fee in relation to these agreements is currently at or below 2.0% of our daily payout.

Should one of our pool operator’s systems suffer downtime due to a cyberattack, software malfunction or other similar issues, it will negatively impact our ability to mine and receive digital asset mining rewards. Furthermore, we are dependent on the accuracy of the mining pool operators’ record keeping to accurately record the total processing power provided by us and other mining pool participants to the pool for a given digital asset mining application in order to assess the proportion of that total processing power we provided. While we have internal methods of tracking both our processing power provided and the total used by the pool, the mining pool operator uses its own recordkeeping to determine our proportion of a given reward. We have little means of recourse against mining pool operators if we determine the proportion of the reward paid out to us by the mining pool operator is incorrect, other than leaving the pool. If we are unable to consistently obtain accurate proportionate rewards from our mining pool operators, we may experience reduced reward for our efforts, which would have an adverse effect on our business, financial condition, and results of operations.

The further development and acceptance of the Scrypt network and other digital assets is subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of digital asset systems may adversely affect our business, financial condition, and results of operations.

The use of digital assets to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs digital assets, based upon a computer-generated mathematical and/or cryptographic protocol. The growth of this industry in general, and the use of Scrypt network currency in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur unpredictably.

Other factors that could affect further development and acceptance of digital asset networks and other digital assets include:

●	continued worldwide growth in the adoption and use of digital assets as a medium of exchange or store of value;

●	governmental regulation of Dogecoin and its use, or restrictions on or regulation of access to and operation of the Dogecoin network or similar digital asset systems;

●	limitations on financial institutions processing funds for Dogecoin transactions, processing wire transfers to or from Dogecoin exchanges, doge-related companies or service providers, or servicing or maintaining accounts for persons or entities transacting in Dogecoin;

●	changes in consumer demographics and public tastes and preferences;

●	the maintenance and development of the open-source software protocol of the network, including software updates and changes to network protocols that could introduce bugs or security risks;

●	the increased consolidation of contributors to the Dogecoin blockchain through mining pools;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

●	the use of the networks supporting digital assets for developing smart contracts and distributed applications;

●	general economic conditions and the regulatory environment relating to digital assets;

●	environmental restrictions on the use of power to mine Scrypt Network currency and a resulting decrease in global Scrypt Network mining operations;

●	an increase in Doge transaction costs and a resultant reduction in the use of and demand for Dogecoin; and

●	negative consumer sentiment and perception of Dogecoin specifically and digital assets generally.

The outcome of these factors could have negative effects on our business, financial condition, and results of operations as well as potentially negative effect on the value of any Digital Asset we mine or otherwise acquire or hold for our own account, which would harm investors in our securities.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or other alternatives.

The development and acceptance of competing blockchain platforms or technologies may cause industry participants and consumers to abandon Scrypt Networks. As Scrypt network assets are the only digital asset we mine, we could face difficulty adapting to emergent digital ledgers, blockchains or alternatives thereto. This could prevent us from realizing the anticipated profits from our investments. Such circumstances could have a material adverse effect on our business, financial condition, and results of operations and the value of any digital assets we mine or otherwise acquire or hold for our own account.

Our operations, investment strategies, and profitability may be adversely affected by competition from other methods of investing in Dogecoin.

We compete with other users and/or companies that are mining Scrypt network digital currency and we also face significant competition from other users and/or companies that are processing transactions on one or more digital asset networks, as well as other potential financial vehicles, including securities, derivatives or futures backed by, or linked to, digital assets through entities such as exchange-traded funds. Market and financial conditions, and other conditions beyond our control, may make it more attractive to invest in other financial vehicles, or to invest in Dogecoin directly, which could limit the market for shares of our common stock and reduce its liquidity. The emergence of other financial vehicles and exchange-traded funds have been scrutinized by regulators and such scrutiny and the negative impressions or conclusions resulting from such scrutiny could be applicable to us and impact our ability to successfully pursue our strategy or operate at all, or to establish or maintain a public market for our securities. Such circumstances could have a material adverse effect on our business, financial condition, and results of operations and potentially the value of any digital assets we mine or otherwise acquire or hold for our own account, and harm our investors.

The characteristics of certain Scrypt currencies have been, and may in the future continue to be, exploited to facilitate illegal activity such as fraud, money laundering, tax evasion, and ransomware scams. Furthermore, the exchanges on which Scrypt currency trades are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for other assets. Such circumstances may result in a reduction in the price of these digital assets and can adversely affect our business, financial condition, and results of operations.

 Digital assets mined through Scrypt-based blockchain networks and the exchanges on which such digital assets trades are relatively new and, in most cases, largely unregulated. Certain characteristics, including the speed with which digital asset transactions can be conducted, the ability to conduct transactions without the involvement of regulated intermediaries, the ability to engage in transactions across multiple jurisdictions, the irreversible nature of certain digital asset transactions, and encryption technology that anonymizes these transactions make digital assets , particularly susceptible to use in illegal activity such as fraud, money laundering, tax evasion, and ransomware scams. Furthermore, many digital asset exchanges do not typically provide the public with significant information regarding their ownership structure, management teams, corporate practices, or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, digital asset exchanges, including prominent exchanges handling a significant portion of the volume of digital assets trading.

While we continue to maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws, if we are found to have transacted with bad actors that have used digital assets to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and may be prohibited or restricted from engaging in further transactions or dealings in digital assets. Furthermore, negative perception, a lack of stability in the broader digital asset markets, and the closure or temporary shutdown of digital asset exchanges due to fraud, business failure, hackers, malware, or government-mandated regulation may reduce confidence in digital asset and result in greater volatility in the prices of digital assets. A number of digital asset exchanges have been closed due to fraud, failure, or security breaches. In many of these instances, the customers of such digital asset exchanges were not compensated or made whole for the partial or complete losses of their account balances in such digital asset exchanges. To the extent investors view our common stock as linked to the value of our digital asset holdings, such a negative perception of digital asset exchanges could have a material adverse effect on the price of our common stock.

It may be illegal now, or in the future, to acquire, own, hold, sell, or use digital assets, participate in blockchains or utilize similar digital assets in one or more countries.

Although currently digital assets generally are not regulated or are lightly regulated in most countries, countries such as China have taken harsh regulatory action to curb the use of digital assets and may continue to take regulatory action in the future that could severely restrict the right to acquire, own, hold, sell, or use these digital assets or to exchange them for fiat currency. For example, in 2021 China instituted a blanket ban on all digital asset mining and transactions, including overseas digital asset exchange services taking place in China, effectively making all digital asset-related activities illegal in China. In certain nations, it is illegal to accept payment in Bitcoin or other digital assets for consumer transactions, and banking institutions are barred from accepting deposits of Bitcoin. Such restrictions may adversely affect us as the large-scale use of digital assets as a means of exchange is presently confined to certain regions globally. Such circumstances could have a material adverse effect on our business, financial condition, and results of operations and potentially the value of any digital asset we mine or otherwise acquire or hold for our own account, ultimately harming investors.

A failure to properly monitor and upgrade the Scrypt network’s protocol could damage that network and an investment in our securities.

As open-source projects, blockchain networks that utilize the Scrypt proof-of-work consensus algorithm generally do not generate revenues for their contributors, and contributors are typically not compensated for maintaining or updating the underlying network protocols. The lack of guaranteed financial incentives for contributors to maintain or develop the Scrypt-based network protocols, and the lack of guaranteed resources to adequately address emerging issues with such networks may reduce incentives to address the issues adequately or in a timely manner. To the extent that contributors may fail to adequately update and maintain the protocols governing Scrypt-based blockchain networks,, there may be a material adverse effect on our business, prospects, or operations and potentially the value of any digital assets we mine or otherwise acquire or hold for our own account.

There is a possibility of Scrypt mining algorithms transitioning to “proof of stake” validation, which could make us less competitive and adversely affect our business, financial condition, and results of operations.

“Proof of stake” is an alternative method in validating digital asset transactions. Should the Scrypt network shift from a “proof of work” validation method to a “proof of stake” validation method, mining would require less energy and may render companies, such as ours, less competitive. Furthermore, if our miners or other mining infrastructure cannot be modified to accommodate changes in rule or protocol of the Scrypt network, our business, financial condition, and results of operations will be significantly affected.

If a malicious actor or botnet obtains control of a majority of the processing power active on any digital asset network, including the Scrypt network, the blockchain may be manipulated in a manner that adversely affects an investment in us.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on any digital asset network, including the Scrypt network, it may be able to alter the blockchain by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. In such alternate blocks, the malicious actor or botnet could control, exclude, or modify the ordering of transactions, though it could not generate new digital assets or transactions using such control. Using alternate blocks, the malicious actor could “double-spend” its own digital assets (i.e., spend the same digital assets in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintains control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the Scrypt or other network, or the Scrypt or other community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible.

Miners ceasing operations would reduce the collective processing power on Scrypt-based digital asset networks, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the applicable blockchain until the next scheduled adjustment in difficulty for block solutions). If a reduction in processing power occurs, Scrypt-based networks, including those underlying Litecoin and Dogecoin, may become more vulnerable to a malicious actor obtaining control in excess of 50% of the processing power on the relevant network.

Although there are no known reports of malicious activity or permanent control of the Litecoin or Dogecoin blockchains achieved through controlling over 50% of the processing power on such networks, it is believed that certain mining pools may have exceeded, and could exceed, the 50% threshold from time to time. The possible crossing of the 50% threshold indicates a greater risk in that a single mining pool could exert authority over transaction validation, block ordering, or protocol behavior on a Scrypt-based network.

To the extent that Scrypt-based digital asset ecosystems, including developers and administrators of mining pools, do not act to ensure greater decentralization of mining processing power, the feasibility of a malicious actor obtaining control of the processing power on one or more of these networks will increase, which may adversely impact our business, financial condition, and results of operations.

Forks or protocol changes in Scrypt-based digital asset networks may adversely affect the value of digital assets we hold.

Contributors can propose refinements or improvements to the source code governing Scrypt-based digital asset networks, including the protocols and software that govern Litecoin, Dogecoin, or other Scrypt-mined digital assets, and the properties of such assets, including transaction finality, block rewards, and issuance schedules. These changes may result in a “fork.”

In the event a developer or group of developers proposes modifications that are not accepted by a majority of miners and users, but are nonetheless accepted by a substantial plurality, two or more competing and incompatible blockchain implementations could result running in parallel, yet lacking interchangeability and necessitating exchange-type transactions to convert assets between the forks. This is commonly referred to as a “hard fork.”

The value of digital assets following the creation of a fork is subject to many factors, including the value of the forked asset, market reaction, network adoption, and the occurrence of additional forks in the future. It may be unclear following a fork which blockchain represents the original asset and which represents a new asset. If we hold Bitcoin, Litecoin, Dogecoin, or other digital assets at the time of a hard fork, industry standards may dictate that we would be expected to hold an equivalent amount of the old and new assets following the fork.

However, we may not be able, or it may not be practical, to secure or realize the economic benefit of the new asset for various reasons. For example, we may determine that there is no safe or practical way to custody the new asset, that attempting to do so may pose an unacceptable risk to our existing holdings, or that the costs of taking possession of or maintaining ownership of the new digital asset exceed the benefits of owning it. Additionally, laws, regulations, or other factors may prevent us from benefiting from the new asset even if custody is technically feasible. As a result, we may not be able to realize the economic benefit of a fork, either immediately or at all, which could adversely affect the value of the digital assets we hold and our business, financial condition, and results of operations.

We may curtail the energy used by our Scrypt-based digital asset mining operations during periods of elevated energy prices, grid congestion, or power shortages, either voluntarily or pursuant to agreements with utility providers or grid operators. We may also encounter circumstances in which utilities or government entities restrict or prohibit the provision of electricity to digital asset mining operations.

In such cases, our ability to mine Litecoin, Dogecoin, or other Scrypt-based digital assets may be negatively affected, which could reduce our operating revenues and adversely impact our business, financial condition, and results of operations.

Third parties may assert intellectual property or other legal claims relating to the holding, transfer, mining, or validation of digital assets, including Bitcoin, Litecoin, Dogecoin, and their associated source code or consensus mechanisms. Regardless of the merit of any such claim, any threatened action that reduces confidence in the long-term viability of one or more digital asset networks, or in the ability of end-users to hold or transfer digital assets, may adversely affect the value of the digital assets we hold and our business, financial condition, and results of operations.

Additionally, a meritorious intellectual property claim could prevent us or other participants from accessing one or more digital asset networks or from holding, transferring, or mining certain digital assets. As a result, an intellectual property claim against us or other significant network participants could materially adversely affect our business, financial condition, and results of operations.

We are highly concentrated in Bitcoin, Dogecoin, and Litecoin, each of which is highly volatile. Fluctuations in the prices of these digital assets have influenced, and are likely to continue to influence, our business, financial condition, results of operations, and the market price of our common stock.

Currently, our investments and treasury strategy are highly concentrated in Bitcoin, Dogecoin, and Litecoin. We generate revenue from digital asset rewards earned through self-mining operations, including Scrypt-based mining, and we may also acquire additional digital assets through market purchases to build and manage our digital asset reserves. As a result, our business, financial condition, and results of operations are materially exposed to price movements in these digital assets.

Bitcoin, Dogecoin, and Litecoin have each experienced significant price volatility, and fluctuations in their prices have in the past influenced, and are likely to continue to influence, our operating results and the market price of our common stock. Our business, financial condition, results of operations, and the market price of our common stock would be adversely affected if the market price of any or all of these digital assets were to decline substantially, including as a result of:

●	decreased user, miner, and investor confidence in Bitcoin, Dogecoin, or Litecoin, including due to the various factors described herein;

●	investment and trading activities, including (i) trading activities of highly active retail and institutional users, speculators, miners, and investors, (ii) actual or expected significant dispositions of Bitcoin, Dogecoin, or Litecoin by large holders, including funds or vehicles investing in or tracking digital asset markets, and (iii) actual or perceived manipulation of spot or derivative markets for these digital assets or related exchange-traded products;

●	negative publicity, media coverage, or sentiment relating to Bitcoin, Dogecoin, Litecoin, or the broader digital asset industry, including, for example, (i) public perception that digital assets may be used to circumvent sanctions or to fund criminal or terrorist activities; (ii) expected or pending civil, criminal, regulatory, or enforcement actions against major digital asset industry participants; (iii) bankruptcies or insolvencies of major participants in the digital asset ecosystem; and (iv) actual or perceived environmental impacts associated with digital asset mining, including concerns regarding energy consumption;

●	changes in consumer preferences or perceptions regarding the value, utility, or long-term prospects of Bitcoin, Dogecoin, or Litecoin;

●	competition from other digital assets or blockchain-based technologies that may offer perceived advantages in speed, security, scalability, energy efficiency, functionality, or regulatory acceptance;

●	declines in the prices of other digital assets, including stablecoins, or the failure, de-pegging, or unavailability of stablecoins used as trading or settlement instruments in digital asset markets, to the extent such events reduce confidence in digital assets generally or adversely affect the prices of Bitcoin, Dogecoin, or Litecoin;

●	disruptions, failures, outages, or interruptions in service of digital asset exchanges, trading platforms, or market infrastructure supporting Bitcoin, Dogecoin, or Litecoin;

●	cyber-attacks, theft, or loss of digital assets from custodians, wallet providers, exchanges, or other market participants, or publicity relating to such events;

●	bankruptcy filings, liquidations, or financial distress involving digital asset custodians, exchanges, lending platforms, investment funds, or other ecosystem participants;

●	regulatory, legislative, judicial, or enforcement actions that adversely affect the ownership, transferability, trading volumes, legality, valuation, or public perception of Bitcoin, Dogecoin, or Litecoin, or that restrict the ability of digital asset market participants to operate;

●	reductions in mining rewards or incentives, including changes to block rewards, protocol-level economics, or increases in costs associated with mining operations, including electricity, hardware, or infrastructure costs, which could reduce network participation or security;

●	scalability limitations, including transaction congestion, settlement delays, or increased transaction fees on the underlying networks;

●	macroeconomic conditions, including changes in interest rates, inflation, monetary or fiscal policy, capital market conditions, or currency devaluations;

●	advances in mathematics, cryptography, or computing, including developments in quantum computing, that could compromise or undermine the cryptographic security of one or more digital asset networks; and

●	changes in domestic or international economic, political, or geopolitical conditions.

From time to time, we have entered, and may continue to enter, into certain hedging transactions to mitigate our exposure to fluctuations in the market prices of Bitcoin, Dogecoin, and Litecoin, which represent the substantial majority of our digital asset holdings by value. Engaging in hedging transactions may expose us to risks associated with such transactions, including counterparty risk.

Hedging against a decline in the value of our digital asset holdings caused by volatility in Bitcoin, Dogecoin, and Litecoin prices does not eliminate the possibility of fluctuations in the values of such holdings or prevent losses if the values of such holdings decline for reasons other than those being hedged. Such hedging transactions may also limit the opportunity for gain if the market prices of these digital assets increase.

Moreover, it may not be possible to hedge against particular price movements that are so generally anticipated by the market that a hedging transaction at an acceptable price is unavailable. In light of these and other factors, we may not be successful in mitigating our exposure to volatility in the prices of Bitcoin, Dogecoin, and Litecoin through any hedging transactions we undertake.

We hold Bitcoin, Dogecoin, and Litecoin as principal components of our treasury and operating strategy and, as a result of merged Scrypt mining, we may also receive and hold other digital assets in de minimis amounts from time to time.

Our digital asset holdings are not insured, and we do not hold such assets with a banking institution or a member of the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”). Accordingly, our digital assets are not subject to the protections enjoyed by depositors with FDIC- or SIPC-member institutions.

Instead, we safeguard our material digital asset holdings by utilizing third-party custody solutions, including Anchorage Digital Bank, and Coinbase Prime. Although our custodians employ security measures such as redundancy, segregation, and cold storage designed to reduce the risk of loss, damage, or theft, neither we nor our custodians can guarantee that such loss, damage, or theft will not occur, whether due to cyber-attack, human error, insider misconduct, technical failure, or force majeure events.

Given the concentrated nature of our digital asset holdings, including our holdings of Bitcoin, Dogecoin, and Litecoin, risks such as security breaches, cyber-attacks, operational failures, or the risk that our digital assets could be deemed property of a bankruptcy estate of a custodian are of particular concern. Any loss, whether temporary or permanent, of our digital assets could adversely affect our business, financial condition, and results of operations.

Bitcoin, Dogecoin, Litecoin, and other digital assets are controlled through cryptographic key pairs associated with blockchain addresses, and transactions are authorized through cryptographic signing mechanisms implemented by the applicable custody platform. When transactions are executed, relevant transaction data, including public blockchain addresses, is recorded on the applicable blockchain network.

We do not directly possess, manage, or control private keys or seed phrases associated with the majority of our digital assets. Substantially all of our digital assets are held with third-party qualified custodians that maintain exclusive control over key-management infrastructure on our behalf. As a result, we rely on the operational integrity, internal controls, security architecture, and financial condition of such custodians to maintain continuous access to our digital assets.

Any failure, disruption, or compromise of a custodian’s systems, internal controls, authorization processes, or key-management infrastructure could result in delayed access to, partial loss of, or permanent loss of our digital assets. It is possible that, through computer malfunction, software bugs, human error, insider misconduct, theft, or other criminal acts at a custodian or other service provider, our digital assets could be transferred in incorrect amounts or to unauthorized third parties. Transactions involving Bitcoin, Dogecoin, Litecoin, and other digital assets are generally irreversible, and any digital assets that are stolen or incorrectly transferred may be irretrievable.

As a result, we may have limited or no effective means of recovering digital assets that are lost, stolen, or misdirected, including where such losses arise from the actions or failures of third-party custodians or other service providers. Any such losses could adversely affect our business, financial condition, and results of operations.

Digital assets and the blockchain networks on which they operate have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activity.

Bitcoin and Scrypt-based digital assets, including Litecoin and Dogecoin, as well as the infrastructure supporting custody, settlement, and trading of digital assets, may be vulnerable to cyberattacks, insider misconduct, technical failures, or other security incidents. A successful security breach or compromise affecting us, our custodians, our OTC counterparties, or other service providers could result in partial or total loss of our digital assets, or restrict our ability to access or transfer such assets, which may not be covered by insurance or indemnification arrangements. In addition, access to our digital assets could be disrupted by natural disasters, severe weather events, or human actions such as terrorism or sabotage. Any such loss, delay, or restriction could have a material adverse effect on our business, financial condition, and results of operations.

Due to the evolving nature of insolvency law and market practice, digital assets held in custody for customers may be treated as part of a custodian’s bankruptcy estate.

We maintain substantially all of our digital assets in cold-storage custody arrangements with third-party custodians, including Anchorage Digital and Coinbase Prime. Although we generally expect that digital assets held in custody for customers would not be treated as part of a custodian’s bankruptcy estate, insolvency law and market practice relating to digital assets remain evolving and untested in certain respects.

If, in the event of a bankruptcy or insolvency of a custodian, any digital assets held on our behalf were nevertheless deemed to be property of the bankruptcy estate, such assets could become subject to bankruptcy proceedings and we could be treated as a general unsecured creditor. This could inhibit our ability to access or exercise ownership rights over our digital assets on a timely basis or at all, and any such outcome could materially adversely affect our business, financial condition, and results of operations.

Transactions executed through OTC counterparties may expose us to operational and counterparty risks.

In connection with our treasury management activities, including opportunistic sales of digital assets, we may execute transactions through OTC counterparties and through agency-desk or similar execution services offered by our custodians. These activities expose us to operational and counterparty risks, including settlement delays or failures, transaction errors, compromised instructions, unauthorized transfers, disputes regarding trade terms, and counterparty insolvency. Even when transactions are executed through established intermediaries, no security or control system is infallible, and failures across the digital asset industry demonstrate that market participants may be undercapitalized, operationally weak, or susceptible to fraud or cyberattack. Any actual or perceived incident affecting our execution counterparties or the broader market infrastructure could impair our ability to transact, result in losses, and damage our reputation, any of which could adversely affect our business, financial condition, and results of operations.

We may face risks related to liquidity.

Liquidity risk is the risk that we will not be able to meet our financial obligations as they come due. We fund our obligations primarily from cash and cash equivalents and may, from time to time, elect to sell digital assets in opportunistic market windows to fund working capital needs, satisfy obligations, or support growth initiatives. Our liquidity may be adversely affected by declines in digital asset prices, increases in operating costs (including power and hosting costs), reduced mining profitability, adverse regulatory developments, or broader capital market volatility. While we have an effective shelf registration statement that provides flexibility to raise capital from time to time through equity or equity-linked offerings, we may not be able to raise additional funds in a timely manner, in sufficient amounts, or on terms acceptable to us, if at all. Any such financing could result in significant dilution to existing stockholders, and any debt financing could impose restrictive covenants and create claims senior to equity. If we are unable to generate sufficient liquidity from operations, asset sales, or financings, we may be required to reduce or delay capital expenditures, curtail growth initiatives, or otherwise materially alter our strategy, which could have a material adverse effect on our business, financial condition, and results of operations.

Adverse developments to Scrypt-based blockchain networks may impact mining revenue streams.

Our mining operations are entirely dependent on the Scrypt mining algorithm. As a result, adverse developments affecting Scrypt-based blockchain networks, including changes to protocol incentives, merged-mining dynamics, transaction fee economics, or miner participation, could simultaneously impact all of our mining revenue streams. Unlike miners that operate across multiple proof-of-work algorithms, we do not have the ability to reallocate computing power to alternative networks without incurring significant capital expenditures, operational disruption, or downtime. Any sustained deterioration in the economics of Scrypt-based mining could materially and adversely affect our business, financial condition, and results of operations.

If we incur debt in the future, it may adversely affect our economic and business condition.

We currently do not have material indebtedness. However, we may incur debt in the future to fund working capital, infrastructure investments, mining capacity, or strategic initiatives. Any future indebtedness could increase our vulnerability to adverse economic or business conditions, require significant cash flows for debt service, reduce funds available for operations and growth, and limit our flexibility in responding to competitive pressures. Debt agreements may include covenants that restrict our ability to incur additional indebtedness, dispose of assets, make investments, or engage in other transactions, and a breach of such covenants could permit lenders to accelerate maturity and exercise remedies.

Banks and financial institutions may be unwilling to provide, or may discontinue providing, accounts and other financial services to digital-asset-related businesses due to evolving regulatory expectations, perceived compliance risk, cost, or reputational concerns. Such “de-risking” has occurred within the digital asset industry and could be exacerbated by enforcement actions, insolvencies, or heightened regulatory scrutiny. If we were unable to maintain adequate banking relationships, we could experience increased costs, operational delays, reduced ability to pay vendors or employees, and constraints on capital raising and treasury operations, any of which could materially adversely affect our business, financial condition, and results of operations.

Ambiguous and changing governmental regulations relating to Scrypt-based digital asset minings may adversely affect our business.

Our business, which is focused on Scrypt-based digital asset mining at colocation sites in the United States and related treasury activities, operates in a regulatory environment that is rapidly evolving and subject to differing interpretations. Many applicable laws and regulations predate digital assets and do not address key issues associated with mining, custody, or secondary-market trading. Regulatory requirements may change, be interpreted inconsistently across jurisdictions, or conflict with one another, and governmental authorities may disagree with our compliance positions. We may be subject to examinations, audits, investigations, and enforcement actions by federal, state, or local authorities, and new laws, regulations, or enforcement priorities could increase our costs, restrict or prohibit certain activities, limit access to power, or otherwise adversely affect our business, financial condition, and results of operations.

Digital asset mining is energy-intensive and may attract scrutiny from regulators, policymakers, and other stakeholders. Legislative or regulatory actions relating to energy usage, emissions, permitting, grid reliability, or related reporting obligations could increase our operating costs, require changes to our operations, limit expansion, or restrict our ability to operate at certain sites. In addition, adverse publicity or stakeholder activism relating to the environmental impact of digital asset mining, whether accurate or not, could damage our reputation and adversely affect our business.

Weather events and manmade disasters may affect our business.

Severe weather events and other natural or manmade disasters may cause physical damage, disrupt power availability, increase electricity costs, or interrupt services at our colocation sites or those of key vendors. While we may maintain business continuity and disaster recovery plans, such plans may not be effective in all circumstances. Any prolonged disruption could have a material adverse effect on our business, financial condition, and results of operations.

The pseudonymous nature of blockchain transactions poses a risk that our digital assets may be associated with illicit or sanctioned activities.

U.S. sanctions laws administered by the Office of Foreign Assets Control restrict dealings with sanctioned persons and jurisdictions. Due to the pseudonymous nature of blockchain transactions, there is a risk that digital assets we receive, hold, or transfer in connection with mining proceeds or treasury sales could be associated, directly or indirectly, with sanctioned persons or illicit activity. Although we may implement policies and controls designed to mitigate these risks, such controls may not be fully effective. Any actual or alleged violation could result in investigations, fines, penalties, reputational harm, and restrictions on our ability to transact, which could materially adversely affect our business, financial condition, and results of operations.

There are risks associated with derivative transactions involving digital assets.

We engage in derivatives transactions on Bitcoin, Dogecoin, and Litecoin for hedging purposes. These transactions expose us to additional risks, including basis risk, liquidity risk, margin and collateral requirements, mark-to-market volatility, model risk, operational risk, and counterparty risk. Hedging strategies may be ineffective or may limit our ability to benefit from favorable price movements. In stressed market conditions, hedging instruments may be unavailable or prohibitively expensive, and we may incur losses on hedges at the same time we experience losses on the underlying assets. In addition, the regulatory treatment of digital asset derivatives continues to evolve, and changes in regulatory interpretations or requirements could subject us to increased compliance obligations and costs.

Regulators may interpret certain aspects of our activities to implicate additional regulatory frameworks.

Although we do not operate as a money transmitter, exchange, or hosted-wallet provider, regulatory interpretations relating to digital assets may change. To the extent regulators were to interpret aspects of our activities, including treasury execution or related processes, as implicating additional regulatory frameworks, we could incur increased compliance costs and operational constraints, which could adversely affect our business, financial condition, and results of operations.

From time to time, we may be involved in legal or regulatory proceedings arising in the ordinary course of business or otherwise. Such matters can be costly, time-consuming, divert management attention, and result in damages, penalties, or required changes to our business practices. The outcome of such proceedings is inherently uncertain, and any adverse outcome could materially adversely affect our business, financial condition, and results of operations.

Lapsed lockup restrictions may create downward pressure on the market price of our common stock.

Certain stockholders are subject to contractual lockup restrictions that expire at different times, including restrictions that expire immediately and others that expire approximately 90 days and 180 days following consummation of the business combination between us and Dogehash Technologies. In addition, shares may become eligible for resale over time pursuant to registration rights, the effectiveness of resale registration statements, and Rule 144. When these restrictions lapse, a substantial number of shares may become eligible for sale, which could create selling pressure and downward pressure on the market price of our common stock. The perception that significant stockholders may sell shares could also negatively affect investor sentiment and increase volatility.

The market price of our common stock may be volatile.

The market price of our common stock may be volatile and subject to wide fluctuations due to factors beyond our control. Given our exposure to digital asset prices, including Bitcoin, Litecoin, and Dogecoin, the trading price of our common stock may be influenced by volatility in those markets regardless of our operating performance. Additional factors may include our financial results, regulatory developments, changes in mining economics, macroeconomic conditions, market liquidity, analyst coverage, short interest, and general investor sentiment toward digital assets. Periods of volatility in the market price of our common stock could also result in securities litigation, which could impose substantial costs and divert management attention.

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